Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Metro Bancorp, Inc.
Harrisburg, Pennsylvania
We hereby consent to the incorporation by reference in this Registration Statement of our reports dated March 16, 2011, relating to the consolidated financial statements and the effectiveness of Metro Bancorp, Inc.'s internal control over financial reporting, appearing in the Company's Annual Report on Form 10-K for the year ended December 31, 2010.
We also consent to the reference to us under the “Experts” caption in this Registration Statement.

/s/ ParenteBeard LLC

Harrisburg, Pennsylvania
December 2, 2011